Exhibit 10.4

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 2, 2015, is made by RENAISSANCERE HOLDINGS LTD., a Bermuda exempted company (the “RenRe Guarantor”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Facility Agreement (as defined below).

RECITALS

WHEREAS, Platinum Underwriters Bermuda, Ltd., as a borrower (the “Borrower”), Platinum Underwriters Holdings, Ltd., as a guarantor (the “Guarantor”), ING BANK, N.V., as a lender and National Australia Bank Limited, as agent (the “Agent”), and a lender (together with ING BANK, N.V, the “Lenders”) are parties to a Facility Agreement, dated as of July 31, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), pursuant to which the Lenders have made available to the Borrower an uncommitted U.S. Dollar, Australian Dollar and New Zealand Dollar letter of credit facility in the aggregate principal amount of U.S.$125,000,000 for the issuance of standby letters of credit.

WHEREAS, the Guarantor has entered into an Agreement and Plan of Merger, dated as of November 23, 2014 (the “Merger Agreement”), with the RenRe Guarantor, and Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of the RenRe Guarantor (“Port Holdings”), pursuant to which the Guarantor will merge with Port Holdings, with the Guarantor being the surviving entity and becoming a wholly owned subsidiary of the RenRe Guarantor (the “Merger”).

WHEREAS, pursuant to a Consent and Amendment to Credit Agreement, dated as of March 2, 2015, between the Borrower, the Guarantor and the Lenders (the “Amendment”), the Lenders have agreed to (i) consent to the Merger and waive any Default or Event of Default that would otherwise result if the Merger were not consummated in compliance with Clause 20.4 of the Facility Agreement, and (ii) make certain amendments to the Facility Agreement on the condition that the RenRe Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties (as hereinafter defined) the payment in full of the Guaranteed Obligations (as hereinafter defined) and to comply with certain covenants contained in the Credit Agreement, dated as of May 17, 2012, by and among the RenRe Guarantor, the lenders party thereto (the “RenRe Lenders”) and Wells Fargo Bank, National Association, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “RenRe Holdings Credit Agreement”).

WHEREAS, upon consummation of the Merger, the RenRe Guarantor will own all of the issued and outstanding equity interests of the Guarantor and will obtain benefits as a result of the terms of, and the continued extension of credit to the Borrower under the Facility Agreement, which benefits are hereby acknowledged, and, accordingly, the RenRe Guarantor desires to execute and deliver this Guaranty. The execution of this Guaranty is a condition precedent to the effectiveness of the amendments to the Facility Agreement made under the Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, the RenRe Guarantor hereby agrees as follows:

1. Guaranty.

(a) The RenRe Guarantor hereby irrevocably, absolutely and unconditionally:

(i) guarantees to the Finance Parties (collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all obligations of the Borrower and the Guarantor under the Facility Agreement and the other Finance Documents (collectively, the “Guaranteed Obligations”); and

(ii) agrees to pay the reasonable fees and expenses of counsel to, and reimburse upon demand all reasonable costs and expenses incurred or paid by, (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto, and to indemnify and hold each Guaranteed Party and its directors, officers, employees, agents and Affiliates harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that may at any time be imposed on, incurred by or asserted against any such indemnified party as a result of, arising from or in any way relating to this Guaranty or the collection or enforcement of the Guaranteed Obligations; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any such claims, losses, costs and expenses (x) to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party or (y) that result from a claim by the RenRe Guarantor, the Borrower or the Guarantor against an indemnified party for breach in bad faith of such indemnified party’s obligations hereunder or under any other Finance Document if the RenRe Guarantor, the Borrower or the Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Finance Document, no provision of this Guaranty shall require or permit the collection from the RenRe Guarantor of interest in excess of the maximum rate or amount that the RenRe Guarantor may be required or permitted to pay pursuant to applicable law.

(c) The guaranty of the RenRe Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection.

2. Guaranty Unconditional. The obligations of the RenRe Guarantor under this Guaranty shall, to the maximum extent permitted by applicable law, be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall, to the maximum extent permitted by applicable law, not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Finance Documents, by operation of law or otherwise;

(ii) any modification or amendment of, or supplement to, any of the Finance Documents;

(iii) any release, non-perfection or invalidity of any direct or indirect security (including the Collateral) for any obligation of any other obligor under any of the Finance Documents;

(iv) any change in the corporate existence, structure or ownership of any obligor, or any proceeding under any Debtor relief law affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Finance Documents;

(v) the existence of any claim, setoff or other rights which any obligor may have at any time against any other obligor, any Finance Party or any other corporation or person, whether in connection with any of the Finance Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Finance Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Finance Documents;

(vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation or the Finance Parties’ rights with respect thereto; or

(viii) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, the Guarantor, the RenRe Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (1) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable), (2) the cancellation of the Total Stated Amounts and (3) the termination or expiration of all Letters of Credit (unless full Collateral Cover in respect of all outstanding Letters of Credit in the form of Cash denominated in the same currency as such Letter of Credit has been delivered to the Agent) (the events in clauses (1), (2) and (3) above, collectively, the “Termination Requirements”).

3. Waiver by RenRe Guarantor. The RenRe Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor, any other corporation or person or any Collateral. To the fullest extent permitted by applicable law, the RenRe Guarantor shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Finance Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. The RenRe Guarantor warrants and agrees that each waiver set forth in this Section 3 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

4. Subrogation. The RenRe Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, the Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of the RenRe Guarantor’s obligations under or in respect of this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Finance Party against the Borrower, the Guarantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, the Guarantor or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Requirements have been satisfied. If any amount shall be paid to the RenRe Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction of the Termination Requirements, such amount shall be received and held in trust for the benefit of the Finance Parties, shall be segregated from other property and funds of the RenRe Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Finance Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) the RenRe Guarantor shall make payment to any Finance Party of all or any amounts payable under this Guaranty, and (ii) the Termination Requirements shall have been satisfied, the Finance Parties will, at the RenRe Guarantor’s request and expense, execute and deliver to the RenRe Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the RenRe Guarantor of an interest in the obligations resulting from such payment made by the RenRe Guarantor pursuant to this Guaranty.

5. Representations and Warranties. The RenRe Guarantor hereby represents and warrants to the Guaranteed Parties as follows:

5.1 Corporate Organization and Power. The RenRe Guarantor (i) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform this Guaranty, and to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the RenRe Guarantor and its subsidiaries taken as a whole.

5.2 Authorization; Enforceability. The RenRe Guarantor has taken all necessary corporate action to execute, deliver and perform this Guaranty and has validly executed and delivered this Guaranty. This Guaranty constitutes the legal, valid and binding obligation of the RenRe Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

5.3 No Violation. The execution, delivery and performance by the RenRe Guarantor of this Guaranty, and compliance by it with the terms hereof, do not and will not (i) violate any provision of its articles of incorporation or formation, its bylaws or other applicable formation or organizational documents, (ii) contravene any other law or regulation applicable to it, (iii) conflict with, result in a breach of, or result in the creation of any Security under, or require any payment to be made under, or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties are bound or to which it is subject, other than, in the case of clauses (ii) and (iii), such contraventions, conflicts, breaches, Security, payments and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the RenRe Guarantor and its subsidiaries taken as a whole.

5.4 Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental authority or other third-party person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the RenRe Guarantor of this Guaranty or the legality, validity or enforceability hereof.

5.5 Financial Statements. The RenRe Guarantor has delivered to the Guaranteed Parties copies of (a) the three most recent quarterly unaudited consolidated financial statements required to be delivered by the RenRe Guarantor under Section 6.1(a)(i) of the RenRe Holdings Credit Agreement as in effect on the date hereof and (b) the most recent audited consolidated financial statements required to be delivered by the RenRe Guarantor under Section 6.1(a)(ii) of the RenRe Holdings Credit Agreement as in effect on the date hereof (collectively, the “Financial Statements”). Such Financial Statements present fairly, in all material respects, in conformity with GAAP (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures) the consolidated financial position and consolidated results of operations of the RenRe Guarantor and its subsidiaries at such dates for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

5.6 Covenant Compliance Certificates. The RenRe Guarantor has delivered to the Guaranteed Parties copies of the compliance certificates required under Section 6.1(f) of the RenRe Holdings Credit Agreement as in effect on the date hereof, demonstrating compliance with the financial covenants set forth in Section 6.2 with respect to the dates and periods covered by the Financial Statements.

6. Covenants. Until the Termination Requirements have been satisfied, the RenRe Guarantor agrees that it will:

6.1 Financial Statement Reporting. Furnish to the Agent the information required to be delivered to the RenRe Lenders and at such times as are required under Sections 6.1(a)(i) and 6.1(a)(ii) of the RenRe Holdings Credit Agreement as in effect on the date hereof (with such Sections and all relevant defined terms being deemed incorporated by reference into this Guaranty).

6.2 Financial Covenants. Comply with the financial covenants contained in Sections 7.1 and 7.2(a) of the RenRe Holdings Credit Agreement as in effect on the date hereof (with such Sections and all relevant defined terms being deemed incorporated by reference into this Guaranty).

6.3 Compliance Certificates. Furnish to the Agent, concurrently with the delivery to the Agent of the quarterly and annual financial statements under Section 6.1, copies of the compliance certificates required under Section 6.1(f) of the RenRe Holdings Credit Agreement as in effect on the date hereof, demonstrating compliance with the financial covenants set forth in Section 6.2 with respect to the dates and periods covered by the applicable financial statements.

7. Financial Condition of the Borrower and the Guarantor. The RenRe Guarantor represents that it has knowledge of the Borrower’s and the Guarantor’s financial condition and affairs and that it has adequate means to obtain from the Borrower and the Guarantor on an ongoing basis information relating thereto and to the Borrower’s and the Guarantor’s ability to pay and perform the Guaranteed Obligations. The RenRe Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower and the Guarantor for the benefit of the RenRe Guarantor nor to advise the RenRe Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower and the RenRe Guarantor that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to the RenRe Guarantor, or might (or does) materially increase the risk of the RenRe Guarantor as guarantor, or might (or would) affect the willingness of the RenRe Guarantor to continue as a guarantor of the Guaranteed Obligations.

8. Payments; Application; Set-Off.

(a) The RenRe Guarantor agrees that, upon the failure of the Borrower or the Guarantor to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against the RenRe Guarantor, the RenRe Guarantor will, subject to the provisions of Section 1(b), within three Business Days pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b) Subject to the provisions of Clause 28.8 of the Facility Agreement, all payments made by the RenRe Guarantor hereunder will be made in Dollars to the Agent, without set-off, counterclaim or other defense and, in accordance with the Facility Agreement, free and clear of and without deduction for any Taxes in the same manner and to the same extent required of the Borrower and the Guarantor under Section 11 of the Facility Agreement, the RenRe Guarantor hereby agreeing to comply with and be bound by the provisions of Section 11 of the Facility Agreement in respect of all payments made by it hereunder.

(c) All payments made hereunder shall be applied in accordance with the provisions of Clause 28.5 of the Facility Agreement.

(d) In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the RenRe Guarantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Finance Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e) Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of the RenRe Guarantor against any and all of the obligations of the RenRe Guarantor now or hereafter existing under this Guaranty or any other Finance Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Finance Document and although such obligations of the RenRe Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this subsection are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Borrower, the Guarantor and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Finance Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the RenRe Guarantor and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Finance Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the RenRe Guarantor in any case shall entitle the RenRe Guarantor or any other guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10. Enforcement. The Guaranteed Parties agree that, except as provided in Section 8(e), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Majority Banks as provided for in the Facility Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the RenRe Guarantor’s obligations hereunder. The obligations of the RenRe Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the RenRe Guarantor whether or not action is brought against the Borrower, the Guarantor or any other guarantor and whether or not the Borrower, the Guarantor or any other guarantor is joined in any such action. The RenRe Guarantor irrevocably and unconditionally agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party within three Business Days of demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Guaranty on the date when it would have been due. The amount payable by the RenRe Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 10 if the amount claimed had been recoverable on the basis of a guarantee. If any discharge, release or arrangement (whether in respect of the obligations of the RenRe Guarantor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the RenRe Guarantor under this Section 10 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

11. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the RenRe Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Agent and such of the Finance Parties as may be required under the provisions of the Facility Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

12. Addition and Release of Other Guarantors. The RenRe Guarantor agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by the addition or release of any guarantor, or by reason of the Agent’s actions in effecting the same, in each case without the necessity of giving notice to or obtaining the consent of any other guarantor.

13. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against the RenRe Guarantor and its successors and assigns (provided, however, that the RenRe Guarantor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Finance Parties) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Facility Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. The RenRe Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty.

14. Governing Law; Consent to Jurisdiction; Service of Process.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

(b) THE RENRE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE RENRE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE RENRE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE RENRE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. THE RENRE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) The RenRe Guarantor hereby irrevocably consents to service of process in any action or proceeding in the same manner required for delivery of notices under Section 15.

Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against the RenRe Guarantor in the courts of any other jurisdiction.

15. Notices. All notices and other communications provided for herein shall be delivered in the manner set forth in Section 30 of the Facility Agreement: (a) if to the RenRe Guarantor, at its address for notices set forth below its signature to this Guaranty, and (b) if to any Guaranteed Party, at its address for notices set forth in the Facility Agreement; in each case, as such addresses may be changed from time to time pursuant to the Facility Agreement, and with copies to such other persons as may be specified under the provisions of the Facility Agreement.

16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to the RenRe Guarantor, upon the execution and delivery by the RenRe Guarantor of a counterpart hereof.

19. Judgment Currency. If any sum due from the RenRe Guarantor under this Guaranty (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of either (i) making or filing a claim or proof against the RenRe Guarantor or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings that the RenRe Guarantor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. The RenRe Guarantor waives any right it may have in any jurisdiction to pay any amount under this Guaranty in a currency or currency unit other than that in which it is expressed to be payable.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

GUARANTOR:

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Address:

Renaissance House

12 Crow Lane

Pembroke, HM 19

Bermuda

Attention: Todd R. Fonner

Fax: (441) 292-9453

Accepted and agreed to:

NATIONAL AUSTRALIA BANK,
as Agent

By:	/s/ Annie Truong
Name:	Annie Truong
Title:	Associate Director

RenaissanceRe Holdings Ltd. Guaranty